Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Obalon Therapeutics, Inc.:
We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP

November 17, 2017